Exhibit 99.1

indie Reports First Quarter 2026 Results

•
Delivered Q1 2026 Revenue of $55.5M, exceeding the midpoint of the outlook, up 3% year-over-year
•
Received $25M production order for radar chipset from Tier 1 partner driven by two OEM customers

ALISO VIEJO, Calif. – May 7, 2026 – indie Semiconductor, Inc. (Nasdaq: INDI), an automotive solutions innovator, today announced first quarter results for the period ended March 31, 2026. Q1 revenue was $55.5 million. On a GAAP basis operating loss for the first quarter of 2026 was $38.9 million, the same as the prior year period. Non-GAAP operating loss for the first quarter of 2026 was $11.1 million, compared to $15.1 million a year ago, representing continued progress towards profitability. First quarter 2026 GAAP loss per share was $0.21, while Non-GAAP loss per share was $0.06.

“indie delivered a solid first quarter, with revenue exceeding the midpoint of our guidance, up 3 percent year over year,” said Donald McClymont, indie’s co-founder and chief executive officer. “Notably, we have received a production order of $25 million from our Tier 1 radar partner, driven by demand from two automotive OEMs and marking a significant commercial milestone. With continued expansion into quantum and physical AI, indie is ideally situated to drive consistent, profitable growth.”

Business Highlights

•
Commenced volume shipments of vision processor to NIO for eMirror camera deployment
•
Ramped production of iND880 for camera mirror system with largest Chinese OEM
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Launched first commercially available UV DFB laser at 399 nm for next-generation quantum systems
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Leveraged indie's LiDAR SoC for Advanced Mobile Robot (AMR) for major global logistics company
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Captured indie perception software design win with Mahindra for Electric Origin SUV series

Q2 2026 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the header captioned “Discussion Regarding the Use of Non-GAAP Financial Measures” in this release for a further discussion of our use of non-GAAP measures.

For the second quarter of 2026, indie expects revenue to be between $59 million and $65 million, or $62 million at the midpoint. At the midpoint of our outlook, we anticipate a revenue contribution from our core business of approximately $37 million and approximately $25 million from Wuxi indie Micro.

indie’s Q1 2026 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its first quarter 2026 results and business outlook today at 5:00 p.m. Eastern time.

To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (800) 245-3047 (domestic) or (203) 518-9765 (international), Conference ID: INDIQ1.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on May 7, 2026, until 11:59 p.m. Eastern time on May 21, 2026, under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Access ID: 11161459.

About indie

Headquartered in Aliso Viejo, CA, indie is empowering the automotive revolution with next-generation semiconductors, photonics, and perception software platforms. We focus on developing innovative, high-performance, and energy-efficient mixed-signal SoCs and system solutions for ADAS and adjacent industrial applications, including humanoid robotics, and quantum technology. Our sensors span all major modalities (Radar, Computer Vision, LiDAR, and Ultrasound), accelerating the proliferation of automated vehicle safety and sensing features. As a global innovator, we are an approved vendor to Tier 1 partners, and our solutions can be found in marquee automotive OEMs worldwide.

Please visit us at www.indie.inc to learn more.

#indieSemi_earnings

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, projected financial information, statements regarding our future business and financial performance and prospects, including statements regarding our positioning to drive consistent, profitable growth, and the continued expansion into adjacent high-growth markets, including quantum and humanoid robotics. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026, as supplemented by our Quarterly Reports on Form 10-Q and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of the pending sale of our entire equity interest in Wuxi indie Microelectronics Technology Co., Ltd. and any potential adverse effects of such sale on our business, financial condition, operating results and stock price; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; current and potential trade restrictions and trade tensions, including trade and tariff actions taken or proposed by the US government affecting the countries where we operate; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Media Inquiries

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Investor Relations

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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue	$51,567	$50,420
Contract revenue	3,890	3,657
Total revenue	55,457	54,077
Operating expenses:
Cost of goods sold	34,379	31,528
Research and development	38,528	42,115
Selling, general, and administrative	21,419	19,367
Total operating expenses	94,326	93,010
Loss from operations	(38,869)	(38,933)
Other income (expense), net:
Interest income	873	2,267
Interest expense	(4,343)	(4,516)
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	(1,085)	4,803
Loss from extinguishment of debt	(3,656)	—
Other expense	(361)	(736)
Total other income (expense), net	(8,572)	1,818
Net loss before income taxes	(47,441)	(37,115)
Income tax (benefit) expense	319	(56)
Net loss	(47,122)	(37,171)
Less: Net loss attributable to noncontrolling interest	(3,930)	(2,625)
Net loss attributable to indie Semiconductor, Inc.	$(43,192)	$(34,546)

Net loss attributable to common shares — basic	$(43,192)	$(34,546)
Net loss attributable to common shares — diluted	$(43,192)	$(34,546)

Net loss per share attributable to common shares — basic	$(0.21)	$(0.18)
Net loss per share attributable to common shares — diluted	$(0.21)	$(0.18)

Weighted average common shares outstanding — basic	207,026,562	191,463,848
Weighted average common shares outstanding — diluted	207,026,562	191,463,848

INDIE SEMICONDUCTOR, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$174,433	$145,456
Restricted cash	10,281	10,285
Accounts receivable, net of allowance for doubtful accounts	60,499	57,485
Inventory	57,038	48,618
Prepaid expenses and other current assets	24,909	23,924
Total current assets	327,160	285,768
Property and equipment, net	43,646	43,349
Intangible assets, net	186,307	195,908
Goodwill	289,679	292,644
Operating lease right-of-use assets	14,156	14,363
Other assets and deposits	8,615	8,754
Total assets	$869,563	$840,786

Liabilities and stockholders' equity
Accounts payable	$24,398	$21,832
Accrued payroll liabilities	9,904	9,889
Contingent considerations	1,382	611
Accrued expenses and other current liabilities	25,792	24,772
Intangible asset contract liability	5,875	5,875
Current debt obligations	12,290	13,567
Total current liabilities	79,641	76,546
Long-term debt, net of current portion	402,816	339,834
Intangible asset contract liability, net of current portion	3,947	5,705
Deferred tax liabilities, non-current	14,129	14,198
Operating lease liability, non-current	12,440	13,046
Other long-term liabilities	7,640	7,444
Total liabilities	520,613	456,773
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Class A common stock	21	20
Class V common stock	2	2
Additional paid-in capital	1,013,763	998,730
Accumulated deficit	(680,302)	(637,110)
Accumulated other comprehensive loss	(8,887)	(3,611)
indie's stockholders' equity	324,597	358,031
Noncontrolling interest	24,353	25,982
Total stockholders' equity	348,950	384,013
Total liabilities and stockholders' equity	$869,563	$840,786

INDIE SEMICONDUCTOR, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2026	2025
Computation of non-GAAP operating loss:
GAAP loss from operations	$(38,869)	$(38,933)
Acquisition related and other non-recurring professional expenses	133	160
Amortization of intangible assets	7,100	5,970
Share-based compensation	20,562	17,743
Non-GAAP operating loss	$(11,074)	$(15,060)

	Three Months Ended March 31,
	2026	2025
Computation of non-GAAP net loss:
Net loss	$(47,122)	$(37,171)
Acquisition related and other non-recurring professional expenses	133	160
Amortization of intangible assets	7,100	5,970
Share-based compensation	20,562	17,743
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	1,085	(4,803)
Loss from extinguishment of debt	3,656	—
Other expense	361	736
Non-cash interest expense	657	657
Income tax (benefit) expense	(319)	56
Non-GAAP net loss	$(13,887)	$(16,652)

	Three Months Ended March 31,
	2026	2025
Computation of Adjusted EBITDA:
Net loss	$(47,122)	$(37,171)
Interest income	(873)	(2,267)
Interest expense	4,343	4,516
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	1,085	(4,803)
Loss from extinguishment of debt	3,656	—
Other expense	361	736
Acquisition related and other non-recurring professional expenses	133	160
Depreciation and amortization	9,387	7,894
Share-based compensation	20,562	17,743
Income tax (benefit) expense	(319)	56
Adjusted EBITDA	$(8,787)	$(13,136)

For the Three Months Ended March 31, 2026
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	207,026,562
Weighted Average Class V common stock - Basic	16,450,070
TeraXion Unexercised Options	500,890
Non-GAAP share count	223,977,522

Non-GAAP net loss	$(13,887)
Less: Non-GAAP net income attributable to noncontrolling interest in Wuxi	(546)
Non-GAAP net loss attributable to indie Semiconductor, Inc.	$(13,341)
Non-GAAP net loss per share attributable to indie Semiconductor, Inc.	$(0.06)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP operating loss, (ii) non-GAAP net loss, (iii) Adjusted EBITDA, (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) restructuring costs, (iv) gains or losses recognized in relation to changes in the fair value of contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (provision). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs and (v) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs, (v) gains or losses recognized in relation to changes in the fair value of contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (provision). We calculate Adjusted EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of fixed assets, (iv) inventory cost realignments, (v) restructuring costs, (vi) gains or losses recognized in relation to changes in the fair value of contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (viii) share-based compensation, and (ix) income tax benefit (provision). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock held by minority shareholders, which are exchangeable into Class A common stock and (iii) vested but unexercised options issued as part of the TeraXion acquisition. While both weighted average Class V common stock and vested but unexercised options issued as part of the TeraXion acquisition are considered anti-dilutive under ASC 260, therefore excluded from the GAAP earnings per share calculation, management includes both categories in this non-GAAP presentation because they will convert into Class A common stock over time. Management believes that including these categories provides investors with a more transparent view of the Company’s capital structure and potential impact of such conversions. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related and other non-recurring professional expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier, acquisition-related professional fees and legal expenses and other professional fees that are non-recurring in nature because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Depreciation expenses - related to the depreciation expenses for all property and equipment on hand.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Restructuring costs - related to the one-time expenses the Company incurs to reorganize its operations, which is primarily related to workforce reduction, long-lived intangible asset impairment, facilities and other purchase commitment charges.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (provision) - related to the estimated income tax benefit (provision) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted EBITDA is calculated by removing non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We calculate Adjusted EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) restructuring costs, (vi) gains or losses recognized in relation to changes in the fair value of contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (viii) share-based compensation, and (viii) income tax benefit (provision).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related and other non-recurring professional expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.